UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 20, 2015

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)	Entry into Material Contract with Named Executive Officer and Compensatory Arrangements of Certain Officers
Cash Incentive Bonuses and Equity Awards. On March 20, 2015, the Board of Directors (the “Board”) of Ashford Hospitality Trust, Inc. (the "Company") approved the recommendations of the Compensation Committee of the Board (the “Committee”) with respect to the 2014 annual cash incentive bonuses as set forth in the following table. On March 20, 2015, the Board also approved the recommendations of the Committee with respect to annual equity awards pursuant to the Ashford Hospitality Trust, Inc. Amended and Restated 2011 Stock Incentive Plan (the “Stock Plan”), with a grant date of March 20, 2015, for the following executive officers, each as set forth in the following table:

Executive Officer	Cash Incentive Bonus[1]	Equity Awards (#)
Monty J. Bennett, Chairman of the Board and Chief Executive Officer	$1,400,000	478,969	LTIP units
Douglas A. Kessler, President	$820,313	265,748	Restricted Stock
David A. Brooks, Chief Operating Officer	$519,531	196,850	Restricted Stock
Deric S. Eubanks, Chief Financial Officer	$177,625	73,819	Restricted Stock
Jeremy Welter, Executive Vice President	$334,688	159,656	LTIP units
 _________________________
1 Payable by the Company on or about March 27, 2015
Each executive has the option of receiving his respective equity awards in the form of restricted stock or LTIP units, and all such awards will vest over a three year period from the grant date. The equity awards will be issued pursuant to award agreements entered into by the Company and the executive officer, consistent with prior year awards.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2015

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel